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                                                                  EXHIBIT 21.1


                         SUBSIDIARIES OF THE COMPANY


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                                                                    JURISDICTION OF
                 SUBSIDIARY                                          INCORPORATION
                 -------------------------------------         -------------------------
The following are direct wholly owned subsidiaries of the Company:
        American Body Armor & Equipment, Inc.         Delaware
        Armor Holdings Limited                        United Kingdom
        Armor Holdings Properties, Inc.               Delaware
        Defense Technology Corporation of America     Delaware
        NIK Public Safety, Inc.                       Delaware
The following are indirect wholly owned (except as otherwise noted) subsidiaries of the Company:
        Supercraft (Garments) Limited                 United Kingdom
        DSL Group Limited                             United Kingdom
        DSL Holdings Limited                          United Kingdom
        Defence Systems International Limited         United Kingdom
        Defence Systems Limited                       United Kingdom
        Defence Systems (Jersey) Limited              Isle of Jersey
        US Defense Systems, Inc.                      Delaware
        USDS Zaire SARL                               Congo (former Zaire)
        Defensetse Systems Equador USDSE SA           Equador
       *DSL (Overseas) Limited                        Cyprus
        Gorandel Trading Limited                      Cyprus
        DSL Security (Asia) Pte Limited               Singapore
        Defense Systems (South Africa)(Pty) Ltd.      South Africa
      **Defence Systems Colombia SA                   Colombia
        Defence Systems Limited Sesegeur Peru SA      Peru
     ***Jardine Securicor Gurkha Services Limited     Hong Kong
       +DSL Security (PNG) Pty Limited                Papua New Guinea
        Sapelli SARL                                  Congo (former Zaire)
      ++Far East Defence Systems Limited              Singapore
       #USDS (Med) Limited                            Cyprus
     ***Maximum Security Indochina Limited            Hong Kong
        Defence Systems France EURL                   France
      ##Defence Systems International Africa          France
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------------
      *    99% owned subsidiary
     **    94.5 owned subsidiary
    ***    20% owned subsidiary
      +    50% owned subsidiary
     ++    90% owned subsidiary
      #    40% owned subsidiary
     ##    66.5% owned subsidiary